UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2026

Twenty One Capital, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-42997	39-2506682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Congress Avenue, Suite 500 Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

(206) 552-9859

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	XXI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On August 11, 2026, Raphael Zagury, the Chief Executive Officer of Twenty One Capital, Inc. (the “Company”), issued a letter to shareholders. A copy of the shareholder letter is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including the Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding Twenty One’s operating and financial performance and its ability to execute its strategy, improve operational opportunities, and increase shareholder value; its ability to build a Bitcoin-native operating company, and to become more than a Bitcoin treasury, by combining disciplined capital allocation with investments in operating businesses, capital markets capabilities, and Bitcoin-based financial services; Twenty One’s strategic priorities on corporate structure and governance, operating businesses, capital markets, mergers and acquisitions and lending and credit, and the sequencing and timing of those priorities; the completion of Twenty One’s corporate foundation, including governance, controls, key hires and reporting; Twenty One’s ability to build, acquire, and operate businesses, to allocate capital among them, and to generate cash flow from those businesses; its ability to develop capital markets capabilities and to access debt, equity, and other financing, including instruments backed by the recurring revenues of operating businesses, and to do so on favorable terms or at a lower cost of capital; opportunities, potential acquisitions or likelihood of completion of any transaction, and the potential use of Twenty One’s securities as consideration; the potential development of a Bitcoin-backed lending and credit business, the continued development of credit markets for Bitcoin, related underwriting practices and use of leverage, and any future management of third-party capital; the market price of Twenty One’s Class A Common Stock and its relationship to the value of Twenty One’s Bitcoin holdings; Twenty One’s relationship with Tether, its controlling shareholder, and the administration of Twenty One’s related person transaction policy; Twenty One’s expectations regarding support for open-source Bitcoin software and infrastructure; the timing, frequency, content, and channels of Twenty One’s future communications with shareholders, including its expectation to provide a further update later in 2026 and to publish shareholder letters at least quarterly; and the markets, products, and services relating to Bitcoin. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties, and other important factors that may cause actual future events, results, or achievements to be materially different from the Company’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in Twenty One’s Annual Report on Form 10-K for the period from March 7, 2025 (inception) to December 31, 2025, filed with the SEC on March 31, 2026, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 13, 2026 and August 11, 2026, respectively, and in Twenty One’s other filings with the SEC. Forward-looking statements speak only as of the date of this Current Report on Form 8-K, and Twenty One assumes no obligation to update such forward-looking statements, except as required by law.

XXI intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on XXI’s website. As a result, XXI encourages investors and others interested to review the information that it posts and to monitor such portions of XXI’s website and social media channels on a regular basis, in addition to following XXI’s press releases, SEC filings, and public conference calls and webcasts. The contents of XXI’s website and social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Letter to Twenty One Capital, Inc. Shareholders, dated August 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 11, 2026

Twenty One Capital, Inc.

	By:	/s/ James Nguyen
	Name:	James Nguyen
	Title:	General Counsel and Chief Compliance Officer

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